UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 5, 2006

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Wilson Boulevard

Suite 400

Arlington, Virginia 22209

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (703) 526-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 3 and Waiver to Second Amended and Restated Revolving Credit and Term Loan Agreement. On April 5, 2006, The Mills Limited Partnership (“TMLP”) entered into an Amendment No. 3 and Waiver (the “Agreement”) to its Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 17, 2004 (the “Facility”), among TMLP, JPMorgan Chase Bank, N.A., as lender and administrative agent (the “Agent”), and the other lenders named therein (together with the Agent, the “Lenders”).

Default Waivers and Availability of New Borrowings

The Agreement provides a conditional waiver through December 31, 2006 of events of default under the Facility that are associated, among other things, with the pending restatement of the financial statements of The Mills Corporation (“TMC”) and TMLP and the delay in the filing of the 2005 Form 10-K of TMC and TMLP, and, subject to conditions, permits aggregate new borrowings of up to $341 million, which constitutes the currently unused portion of the $1.0 billion revolving commitment under the Facility. Such new borrowings are permitted in two stages, with the first stage commencing immediately allowing for aggregate new borrowings of up to $50 million and the second stage commencing not earlier than June 30, 2006 allowing for new borrowings in excess of $50 million. Among other conditions, new borrowings will not be permitted after May 1, 2006 until such time as waivers or standstill agreements that are coterminous with the Agreement are obtained with respect to defaults under four construction project loans (Pittsburgh, Cincinnati, St. Louis and Discover Mills) that are guarantied by TMLP (the “Guarantied Project Loans”). No assurance can be provided that such agreements in respect of the Guarantied Project Loans will be obtained. As a condition to borrowings in either stage, unrestricted cash balances of TMLP and its wholly-owned subsidiaries are not permitted to exceed $20 million.

Security Interest, Budgeting Requirements and Financial Consultant

In connection with the Agreement, TMLP entered into a security agreement pursuant to which TMLP granted to the Lenders a security interest in substantially all of TMLP’s pledgeable assets. Such security interest secures new borrowings under the Agreement on a first priority basis, with existing borrowings under the Facility and under our existing term loan agreement with JPMorgan Chase Bank, N.A. secured on a second priority basis. The Agreement also permits certain deficiency obligations under each Guarantied Project Loan to become secured by the security agreement in the event the lenders under such Guarantied Project Loans agree to the waiver and standstill arrangements described above. In addition, TMLP is required to use commercially reasonable efforts to provide additional collateral by May 1, 2006.

The Agreement also establishes a budget of projected sources and uses for TMLP and its consolidated subsidiaries through December 31, 2006. The Agreement requires that all expenditures and Facility borrowings be made in accordance with such budget, and requires TMLP to certify compliance with such requirement on a bi-weekly basis. Any changes to the budget require approval by the Agent and a steering committee of the Facility Lenders. In addition, the Lenders have retained a financial consultant for the purpose of, among other things, monitoring compliance with the budget and reviewing the budget projections. Such financial consultant will be required to deliver a report to the steering committee by June 30, 2006. In the event such report indicates that the financial consultant’s projections of necessary revolving loan borrowings under the Facility as of December 31, 2006 will exceed TMLP’s budgeted estimate by more than $50 million, the steering committee will have the authority to require termination of the Agreement and the Facility on August 31, 2006 unless prior to such date an acceptable agreement for a sale or merger transaction involving all or substantially all of the assets of TMC, TMLP and their subsidiaries has been executed.

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New Dividend Restriction; Other Covenants

The Agreement also sets forth certain new limitations on dividends and distributions by TMC and TMLP. With respect to the dividends to be declared and paid by TMC in the second fiscal quarter of 2006, the per share dividend paid to holders of common stock may not exceed 50% of the per share common dividend paid in the second quarter of 2005 and the per share dividend paid to holders of preferred stock may not exceed 100% of the per share preferred dividend payable under each series of preferred stock. Dividends to be declared and paid in the third fiscal quarter of 2006 are subject to the same aggregate amount limitations, but are subject to the following additional conditions:

•	If the steering committee elects to terminate the Facility on August 31, 2006 as a result of a financial consultant report of the type described above, TMC will not be permitted to pay a third quarter dividend.

•	If TMC were to determine to declare and pay dividends for the third quarter, TMLP must certify to the Lenders that TMC is engaged in negotiations with one or more bona fide purchasers for a merger or sale involving all or substantially all of the assets of TMC, TMLP and their subsidiaries and that an agreement providing for a closing date no later than December 31, 2006 is expected to be entered into on or before August 31, 2006.

In the event that a third quarter dividend is paid without a sale or merger agreement being entered into prior to August 31, 2006, no further borrowings would be permitted after the date which is thirty days following August 31, 2006, unless on or before such thirtieth day the steering committee approves an extension on the basis of information concerning an expected sale or merger transaction. No assurance can be provided that a sale or merger agreement will be entered into or, if entered into, that a sale or merger will be completed.

Fourth quarter dividends are prohibited in all cases.

The Agreement contains comparable limitations on distributions by TMLP on its outstanding common units and preferred units.

The Agreement imposes new limitations on the incurrence of indebtedness, with new indebtedness permitted only for refinancings relating to the Sawgrass Mills (see Item 2.03 below), Madrid Xanadu and Vaughan Mills projects. Asset sales are also subject to new limitations, with permitted construction assets and dispositions being limited to transactions contemplated by the budget described above and sales of certain unimproved or unleased real property.

Consent Fees and Interest Rate Increase

The Agreement provides for a 10 basis point fee to the Lenders upon execution as well as a 15 basis point fee to the Lenders upon receipt of waivers from the lenders on the Guarantied Project Loans described above. Such fees are assessed on the aggregate term loan and revolving loan commitments of the Facility Lenders that consent to the Agreement. In addition, the Agreement increases the interest rate applicable to LIBOR based borrowings under the Facility from LIBOR plus 1.45% to LIBOR plus 2.25%. The Facility fee, assessed at a rate of .25% on the maximum amount of the Facility, remains unchanged by the Agreement. Upon the occurrence of an event of default, incremental default interest at a rate of 2% per annum will be due on all amounts that were outstanding under the Facility during the period in which the waivers under the Agreement were in effect. TMLP is also obligated to pay a $1.0 million fee to J.P. Morgan Securities Inc., one half of which has already been paid.

JPMorgan Chase Bank, N.A., which serves as the Agent and a Lender under the Facility, individually or through its affiliates, is the administrative agent and lender on our Term Loan (as described below), is the lender on the new Sawgrass Mills mortgage loan (described under Item 2.03 below) and is also an agent or lender for certain other loans made in the ordinary course to TMLP and various of our operating subsidiaries. Affiliates of JPMorgan Chase Bank, N.A. also perform investment banking and advisory services for TMC and TMLP from time to time for which they receive customary fees and expenses, and are currently assisting TMC in connection with its previously announced exploration of strategic alternatives. TMC or TMLP have relationships of a similar nature with certain of the other Lenders under the Facility.

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Amendment No. 1 and Waiver to Term Loan Agreement. On April 5, 2006, TMLP entered into an Amendment No. 1 and Waiver to its Term Loan Agreement, dated as of January 5, 2006 (the “Term Loan”), by and between TMLP and JPMorgan Chase Bank, N.A., as lender and administrative agent. The amendment and waiver prohibit further borrowings under the Term Loan, which has an outstanding balance of approximately $65 million. In addition, the amendment and waiver increases the interest rate applicable to LIBOR borrowings under the Term Loan from LIBOR plus 2.0% to LIBOR plus 2.5%. Other terms and conditions of the amendment and waiver are substantially the same as those described above under “Amendment No. 3 and Waiver to Second Amended and Restated Revolving Credit and Term Loan Agreement.”

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 7, 2006, certain subsidiaries of TMLP refinanced $337 million of existing non-recourse mortgage and mezzanine debt secured by the Sawgrass Mills property that was due on July 7, 2006 with a new $625 million mortgage loan from JP Morgan Chase Bank, N.A. The new mortgage loan is generally non-recourse to TMLP (subject to customary recourse carveouts) and has a two-year term, subject to three one-year extension options. The new mortgage loan bears interest at a floating rate of one month LIBOR plus 1.68%, and is prepayable at any time, subject to a prepayment penalty and spread maintenance during the first 12 months. LIBOR is capped at 5.5% through an interest rate cap agreement entered into with JPMorgan Chase Bank, N.A., which runs for the initial term of the loan. The net proceeds from the new mortgage loan (after payment of defeasance costs on the prior mortgage debt and transaction costs) totaled approximately $246 million plus an additional $25 million which is held in escrow and will be used to fund completion and lease-up of the Sawgrass Mills project. In conjunction with the refinancing, TMLP terminated a forward starting swap associated with the Sawgrass Mills property on April 11, 2006 which netted approximately $15.0 million in additional proceeds. The new mortgage loan includes events of defaults that are customary for a mortgage financing, and the occurrence of any of such events of default would entitle the lenders under the new mortgage loan to accelerate the new mortgage loan.

Item 8.01. Other Events.

On April 11, 2006, TMC’s Board of Directors declared a cash dividend for the first quarter of 2006 of $0.251 per common share. The dividend will be payable on May 1, 2006 to stockholders of record on April 21, 2006.

On April 11, 2006, TMC’s Board of Directors also declared dividends on its public issues of preferred stock for the period beginning February 2, 2006 and ending May 1, 2006, all payable on May 1, 2006 to stockholders of record on April 21, 2006:

•	The Mills Corporation 9% Series B Cumulative Redeemable Preferred Stock (NYSE: MLS_PrB) - $0.5625 per share;

•	The Mills Corporation 9% Series C Cumulative Redeemable Preferred Stock (NYSE: MLS_PrC) - $0.5625 per share;

•	The Mills Corporation 8.75% Series E Cumulative Redeemable Preferred Stock (NYSE: MLS_PrE) - $0.546875 per share;

•	The Mills Corporation Series F Convertible Cumulative Redeemable Preferred Stock (NYSE:MLS-PrF) - $16.875 per share; and

•	The Mills Corporation 7.875% Series G Cumulative Redeemable Preferred Stock (NYSE: MLS_PrG) - $49.22 per share, which is equivalent to $0.4922 per depositary share.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ MARK S. ORDAN
Name:	Mark S. Ordan
Title:	Chief Operating Officer

THE MILLS LIMITED PARTNERSHIP

By: The Mills Corporation, its general partner

By:	/s/ MARK S. ORDAN
Name:	Mark S. Ordan
Title:	Chief Operating Officer

Date: April 11, 2006

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